EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

OFFER TO EXCHANGE

$225.0 MILLION

9 3/4% SENIOR SUBORDINATED NOTES DUE 2015

FOR

9 3/4% SENIOR SUBORDINATED NOTES DUE 2015

OF

TUBE CITY IMS CORPORATION

EXCHANGE AGENT:

The Bank of New York

By Registered and Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery
The Bank of New York 101 Barclay Street Reorganization Unit/Floor 7E New York, NY 10286 Attn: Corporate Trust Administration	The Bank of New York 101 Barclay Street Reorganization Unit/Floor 7E New York, NY 10286 Attn: Corporate Trust Administration	The Bank of New York 101 Barclay Street Reorganization Unit/Floor 7E New York, NY 10286 Attn: Corporate Trust Administration

Or

By Facsimile Transmission:

(212) 298-1915

To Confirm Facsimile by Telephone or for Information Call:

(212) 815-8394

All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the prospectus, dated             , 2007 (as it may be supplemented or amended from time to time, the “Prospectus”), of Tube City IMS Corporation, a Delaware corporation (“Tube City IMS”).

As set forth in the Prospectus and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), registered Holders (as defined below) of outstanding 9 3/4% Senior Subordinated Notes due 2015 (the “Initial Notes”) of Tube City IMS who wish to tender their Initial Notes in exchange for a like principal amount of 9 3/4% Senior Subordinated Notes due 2015 (the “Exchange Notes”) of Tube City IMS and, in each case, whose Initial Notes are not immediately available or who cannot deliver their Initial Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal to The Bank of New York (the “Exchange Agent”) prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedure for book-entry transfer on a timely basis, may use this Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”) to tender their Initial Notes if (i) such tender is made by or through an Eligible Institution (as defined below) and the Holder signs this Notice of Guaranteed Delivery; (ii) on or prior to the Expiration Date, the Exchange Agent has received from the Holder and the Eligible Institution a written or facsimile copy of a properly completed and duly executed Notice of Guaranteed Delivery setting forth the name and address of the Holder of the Initial Notes, the certificate number or numbers of such tendered Initial Notes and the principal amount of Initial Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of this Notice of Guaranteed Delivery, the Letter of Transmittal (or a copy of thereof) together with the certificate(s) representing the Initial Notes (or timely confirmation of the book-entry transfer of Initial Notes into the Exchange Agent’s account at the Depository Trust Company (“DTC”)) and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal (or copy thereof), as well as all other documents required by the Letter of Transmittal and the certificate(s) representing all tendered Initial Notes in proper form for transfer (or timely confirmation of the book-entry transfer of Initial Notes into the Exchange Agent’s Account at DTC), is received by the Exchange Agent within five business days after the Expiration Date. Any Holder of Initial Notes who wishes to tender Initial Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery and Letter of Transmittal prior to 5:00 P.M., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Initial Notes” in the Prospectus.

Unless the context requires otherwise, (i) the term “Holder” for purposes of this Notice of Guaranteed Delivery means: (A) any person in whose name Initial Notes are registered on the books of Tube City IMS or any other person who has obtained a properly completed bond power from the registered Holder; or (B) any participant in DTC whose Initial Notes are held of record by DTC who desires to deliver such Initial Notes by book-entry transfer at DTC, and (ii) the term “Eligible Institution” means an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2007 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED BY TUBE CITY IMS IN ITS SOLE DISCRETION. TENDERS OF INITIAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (212) 815-8394 OR BY FACSIMILE AT (212) 298-1915.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Tube City IMS, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the instructions to the Letter of Transmittal.

The undersigned understands that tenders of Initial Notes will be accepted only in minimum principal amounts of $2,000 and multiples of $1,000 in excess of $2,000. The undersigned understands that tenders of Initial Notes pursuant to Tube City IMS’s offer to exchange Exchange Notes for Initial Notes pursuant to, and upon the terms and conditions described in, the Prospectus, Letter of Transmittal and instructions thereto (the “Exchange Offer”) may not be withdrawn after 5:00 P.M., New York City time, on the Expiration Date.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE COMPLETE AND SIGN

Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Principal Amount of Initial Notes Tendered:	Address:

Certificate No(s). of Initial Notes (if available):	Area Code and Tel. No.:

Date:	If Initial Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Initial Notes exactly as its (their) name(s) appears on certificate(s) for Initial Notes or on a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT

Name(s):
Capacity:
Address(es):

DO NOT SEND INITIAL NOTES WITH THIS FORM. INITIAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY

(Not to Be Used for Signature Guarantee)

The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing, an “Eligible Institution”), hereby (a) represents that each holder of Initial Notes on whose behalf this tender is being made “own(s)” the Initial Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Initial Notes complies with such Rule 14e-4 and (c) guarantees that, within five business days after the date of delivery of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Initial Notes covered hereby in proper form for transfer (or timely confirmation of the book-entry transfer of Initial Notes into the Exchange Agent’s account at DTC) and any other required documents will be deposited by the undersigned with the Exchange Agent and such properly completed and executed Letter of Transmittal, as well as all other documents required by the Letter of Transmittal and the certificate(s) representing all tendered Initial Notes in proper form for transfer (or timely confirmation of the book-entry transfer of Initial Notes into the Exchange Agent’s account at DTC) are received by the Exchange Agent within five business days after the Expiration Date.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND INITIAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
Authorized Signature:
Title:
Address:
(Zip Code)

Area Code and Telephone No.: Date: 2007

DO NOT SEND INITIAL NOTES WITH THIS FORM. INITIAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL

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